UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Trustfeed Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

TRUSTFEED CORP.

Trustfeed Corp.

10940 Wilshire Boulevard

Suite 705

Los Angeles, CA 90024

212.245.3413

To all Stockholders of Trustfeed Corp.:

The purpose of this letter is to inform you that on July 11, 2024, a holder representing 84.3% of the voting capital stock, voting as a single class, of Trustfeed Corp., a Nevada corporation (the “Company”) and the board of directors of the Company by written consent in lieu of a meeting, approved the following corporate actions:

1.	To authorize and approve an amendment to the Company’s Articles of Incorporation, as amended (the “Existing Articles”), to effect a change of name from “Trustfeed Corp.” to “Polomar Health Services, Inc.” (the “Name Change”).
2.	To authorize and approve an amendment to the Existing Articles to effect an increase in the number of authorized shares of the Company’s “blank check” preferred stock to 5,000,000 (the “Authorized Stock Increase”).
3.	To authorize, but not require, an amendment to the Existing Articles, to effect a reverse stock split (the “Reverse Stock Split”) with a ratio of 1-for-10.
4.	To adopt the Company’s Certificate of Amendment to the Existing Articles, which makes no material changes to our Existing Articles other than incorporating the amendments described in Actions (1), (2) and (3) above.
5.	To adopt the Company’s 2024 Equity and Incentive Compensation Plan (the “Incentive Plan”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

The accompanying Information Statement, which we urge you to read carefully, describes the Name Change, the Authorized Stock Increase, the Reverse Stock Split and the Incentive Plan in more detail, and is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Name Change, the Authorized Stock Increase, the Reverse Stock Split and the Incentive Plan may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change and Reverse Stock Split by filing the requisite forms no later than ten (10) days prior to the anticipated record date of such actions.

BY ORDER OF THE BOARD OF DIRECTORS

August 1, 2024

/s/ Terrence M. Tierney
Terrence M. Tierney, Chief Executive Officer

TRUSTFEED CORP.

Trustfeed Corp.

10940 Wilshire Boulevard

Suite 705

Los Angeles, CA 90024

212.245.3413

INFORMATION STATEMENT

August 1, 2024

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE

BOARD OF DIRECTORS OF TRUSTFEED CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Trustfeed Corp., in connection with the actions by written consent of the holders of a majority of its issued and outstanding shares of Common Stock and Series A Preferred Stock, par value $0.001 per share (“Series A Stock”), voting as a single class, taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us” or “our” refer to Trustfeed Corp., a Nevada corporation. We are mailing this Information Statement to our stockholders of record as of July 16, 2024 (the “Notice Record Date”) on or about August 1, 2024.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Board of Directors and Consenting Stockholder

On July 11, 2024, in accordance with the applicable provisions of the Nevada Revised Statutes (the “NRS”), the then sole member of our Board of Directors (the “Board”), as such, adopted resolutions approving the following proposed actions (each, an “Action” and collectively, the “Actions”):

1.	To authorize and approve an amendment to the Company’s Articles of Incorporation, as amended (the “Existing Articles”), to effect a change of name from “Trustfeed Corp.” to “Polomar Health Services, Inc.” (the “Name Change”).
2.	To authorize and approve an amendment to the Existing Articles to effect an increase in the number of authorized shares of the Company’s “blank check” preferred stock to 5,000,000 (the “Authorized Stock Increase”).
3.	To authorize, but not require, an amendment to the Existing Articles, to effect a reverse stock split (the “Reverse Stock Split”) with a ratio of 1-for-10.
4.	To adopt the Company’s Certificate of Amendment to the Existing Articles (the “Certificate of Amendment”), which makes no material changes to our Existing Articles other than incorporating the amendments described in Actions (1), (2) and (3) above.
5.	To adopt the Company’s 2024 Equity and Incentive Compensation Plan (the “Incentive Plan”).

The Actions contemplated by numbers 1 through 3 above are referred to in this Information Statement as the “Amendments.” In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of common stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above Actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock and of our Common Stock and Series A Stock voting as a single class.

Capital Stock

As of the close of business on July 11, 2024 (the “Voting Record Date”), we had 109,138,049 shares of Common Stock and 500,000 shares of Series A Stock outstanding and entitled to vote on the Actions. Each share of Common Stock outstanding as of the close of business on the Voting Record Date was entitled to one vote and each share of Series A Stock outstanding as of the close of business on the Voting Record Date was entitled to twenty votes.

On the Voting Record Date, pursuant to Section 78.320 of the NRS, we received a written consent approving the Actions from a stockholder holding an aggregate of 90,437,591 shares of our Common Stock, representing approximately 82.87% of our outstanding shares of Common Stock. We also received a written consent approving the actions from such stockholder holding all 500,000 shares of Series A Stock representing 10,000,000 votes, which, collectively with its shares of Common Stock voting as a single class, represents approximately 84.3% of our capital stock entitled to vote. Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

The following table sets forth the name of the holder of our Common Stock and Series A Stock who consented to the Actions (the “Consenting Stockholder”), the number of shares of the Common Stock and Series A Stock beneficially owned by the Consenting Stockholder as of the Voting Record Date, the total number of votes in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Consenting Stockholder	Number of Shares of Capital Stock Held		Number of Votes held by such Consenting Stockholder	Number of Votes that Voted in Favor of the Actions	Percentage of voting equity that voted in favor of the Actions
CWR 1, LLC (1)	100,437,591	(2)	100,437,591	100,437,591	84.3%

(1)	CWR 1, LLC is an affiliate of Daniel Gordon and of GLD Partners, LP. (“GLDLP”). Mr. Gordon is the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR 1, LLC, and, as such, may be deemed to beneficially own shares held directly by CWR 1, LLC.
(2)	Represents 90,437,591 shares of Common Stock and 10,000,000 shares of Common Stock underlying 500,000 shares of Series A Stock. The Series A Stock has been approved to be converted into 10,000,000 shares of Common Stock, expected in August 2024.

CORPORATE ACTION TO BE TAKEN

Pursuant to Rule 14c-2 under the Exchange Act, the Name Change, the Authorized Stock Increase, the Reverse Stock Split and the Incentive Plan may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority (“FINRA”) of the Name Change and Reverse Stock Split by filing the requisite documents no later than ten (10) days prior to the anticipated record date of such actions.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Actions even though your vote is neither required nor requested for the Actions to become effective.

Q. Why am I not being asked to vote on the Amendments?

A. The holders of shares comprising a majority of the issued and outstanding shares of voting capital stock have already approved the Amendments pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. Why am I not being asked to vote on the other Actions?

A. The adoption of the Actions has been approved by written consent of holders of a majority of the outstanding shares of voting capital stock of the Company. Our Board unanimously voted, approved and recommended the adoption of the Actions and determined that the Actions are advisable to and in the best interests of the Company and its stockholders. Such approval is sufficient under Nevada law, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What will I receive if the Actions are completed?

A. Nothing, other than your Common Stock will be adjusted to reflect the Reverse Stock Split.

Q. What do I need to do now?

A Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS

This Information Statement contains or incorporates both historical and “forward-looking” statements. Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Any such forward-looking statements in this report reflect our current views with respect to future events and financial performance and are subject to a variety of factors that could cause our actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements. There may be events in the future that cannot be accurately predicted or over which the Company has no control. Stockholders should be aware that the occurrence of the events described in this Information Statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transaction. Examples of these risks include, without limitation:

●	the risks disclosed in this Information Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
●	the risk that, even though the Company has incurred the costs and expenses related to the Merger, the Merger may not be completed.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements herein or in documents incorporated herein by reference speak only as of the date of this Information Statement or the applicable document incorporated herein by reference (or such earlier date as may be specified therein), as applicable, are based on current assumptions and expectations or assumptions and expectations as of the date of the document incorporated herein by reference, and are subject to the factors above, among other things, and involve risks, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not intend to, and do not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. For more information, see the section entitled “Where You Can Find More Information” later in this Information Statement. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us, are expressly qualified in their entirety by the foregoing cautionary statements.

EXECUTIVE COMPENSATION

Presently, our sole officer and our directors have not received any compensation for services rendered to us. We currently have no funds available to pay officers or directors. Further, our sole officer and our directors are not accruing any compensation pursuant to any agreement with us. Except as described in this Information Statement with respect to the Incentive Plan, we have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our employees, nor does our sole executive officer have any “golden parachute” arrangement with us.

CHANGES IN CONTROL

We are not aware of any person who owns of record, or is known to own beneficially, five percent (5%) or more of our outstanding securities, other than as set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management.”

There are no current definitive arrangements or agreements, which will result in a change in control. See “RECENT DEVELOPMENTS” below.

RECENT DEVELOPMENTS

Merger Agreement

On June 28, 2024, the Company, Polomar Acquisition, L.L.C., a Florida limited liability company, and wholly owned subsidiary of the Company (“Merger Sub”) and Polomar Specialty Pharmacy, LLC, a Florida limited liability company (“Polomar”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Polomar, with Polomar continuing as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each 1% of the outstanding membership interest of Polomar will be automatically converted into the right to receive 357,414.14 shares of Company common stock (the “Exchange Ratio”). No fractional shares of Company common stock will be issued in the Merger. Following the expected consummation of the Merger, former members of Polomar are expected to own an aggregate of 75% of the Company and current stockholders of the Company are expected to own an aggregate of 25% of the Company. Notwithstanding the foregoing, the Merger Agreement provides that CWR 1, LLC, the Company’s majority owner with an 83.3% beneficial ownership stake in the Company, shall convert its Company Series A Convertible Preferred Stock into Company common stock, and return for cancellation such number of shares of the Company’s common stock so that, subsequent to the Merger, the Company shall have a public float of at least 10% of the Company’s issued and outstanding shares of common stock. An affiliate of CWR 1, LLC owns a majority of the membership interests of Polomar.

The Board and the managers and members of Polomar unanimously approved the Merger Agreement and the transactions contemplated thereby.

The Board and the executive officers of the Company immediately prior to the closing of the Merger (the “Closing”) will remain the same immediately after the Closing.

The Closing is subject to certain conditions, including (i) the Company having obtained the affirmative written consent of a majority of its stockholders in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and Polomar and the compliance by each of the Company and Polomar with their respective obligations under the Merger Agreement, (iii) approval of the transactions contemplated by the Merger Agreement by any third-parties and governmental entities as may be required by law, (iv) the absence of any law or judgment prohibiting or making the Merger unlawful, (v) the receipt of a PCAOB compliant audit of Polomar for the fiscal year ending December 31, 2023, and (vi) the Company shall adopt an equity compensation plan, effect a 10:1 reverse stock split, increase the number of shares of “blank check” preferred stock from 500,000 to 5,000,000, and change its name to “Polomar Health Services, Inc.” (this clause (vi), collectively, the “Shareholder Approval Events”). The Closing of the Merger is not subject to any financing conditions or contingencies.

Although this Information Statement on Schedule 14C relates to the Shareholder Approval Events, Polomar has waived the Shareholder Approval Events as a closing condition as the parties wish to consummate the Merger with all due speed, and that Polomar would consummate the Merger even if the Shareholder Approval Events are not effected as they are not material conditions to its consummation. Furthermore, the Shareholder Approval Events are not related to the Merger as the Company would effect the Shareholder Approval Events even if the Merger was not consummated.

The Merger Agreement also contains customary representations, warranties and covenants, including covenants obligating each of the Company and Polomar to continue to conduct its respective business in the ordinary course, to provide reasonable access to each other’s information and to use reasonable best efforts to cooperate and coordinate to make any filings or submissions that are required to be made under any applicable laws or requested to be made by any government authority in connection with the Merger.

The Merger Agreement contains certain termination rights for each of the parties, including, without limitation, (i) by mutual written consent of the Company, Polomar and Merger Sub or (ii) by either the Company or Polomar if the other party has breached its representations, warranties or covenants and such breach would result in a failure of the conditions precedent to Closing, subject to certain negotiated materiality qualifications and cure periods as set forth in the Merger Agreement.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2024.

License Agreement

On June 29, 2024, the Company executed a Know How and Patent License Agreement (the “License Agreement”) with Pinata Holdings, Inc., a Delaware corporation (“Pinata”), to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, sumatriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). The license is worldwide, non-exclusive and non-transferable but may be sub-licensed pursuant to the terms of the License Agreement.

The Company shall be obligated to pay a royalty to Pinata ranging from ten percent to twenty percent of the net sales from products utilizing the IP Rights containing the Ingredients.

The Agreement has a perpetual term, subject to the right of either party to terminate (a) if the other party commits a material breach of its obligations under the Agreement and fails to cure such breach and (b) at any time upon 180 days prior written notice to the other party.

It is the Company’s intention to utilize the IP Rights in products expected to be manufactured and distributed by it subsequent to its planned acquisition of Polomar pursuant to the Merger Agreement.

The foregoing summary of the License Agreement and the IP Rights does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the License Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2024.

Pinata is an affiliate of CWR 1, LLC, the Company’s majority shareholder, through common ownership.

BACKGROUND

On July 11, 2024, the Board, believing it to be in the best interests of the Company and its stockholders, adopted a resolution approving and adopting: (1) the Certificate of Amendment in order to effect the Amendments; and (2) the Incentive Plan. The Board further directed that the Certificate of Amendment and the Incentive Plan be submitted for consideration by our stockholders. By written consent dated July 11, 2024, the Consenting Stockholder approved and adopted resolutions to approve and adopt (1) the Certificate of Amendment in order to effect the Amendments; and (2) the Incentive Plan, in each case to effect the Actions. The Certificate of Amendment is included in the attachment marked as Appendix A to this Information Statement, and the Incentive Plan is included in the attachment marked as Appendix B to this Information Statement.

With respect to the Amendments, we intend to file, as soon as practicable on or after the 20th day after this Information Statement is sent to our stockholders, the Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Amendments with respect thereto, which will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Nevada.

In addition, we must notify FINRA of the Name Change and Reverse Stock Split by filing the requisite documents no later than ten (10) days prior to the anticipated record date of such Actions.

ACTION #1
NAME CHANGE TO POLOMAR HEALTH SERVICES, INC.

Reasons for Name Change

As disclosed in our public filings, we have been anticipating entering into a future transaction which would result in the acquisition of one or more businesses, companies or assets classes. The Merger Agreement and the License Agreement are two such steps toward that goal. Furthermore, we wish to move away from the “Trustfeed” brand as we move into other business opportunities. Accordingly, we have decided to change our name to “Polomar Health Services, Inc.” to reflect this move, which name was prompted by the Merger, Although pursuant to the Merger Agreement, we are required to change our name to “Polomar Health Services, Inc.” prior to the consummation of the Merger, Polomar has waived that closing condition, as the Name Change is not a material condition to its consummation and, accordingly, the Name Change is not contingent on the Merger in any way and the Merger is not contingent on the name change in any way. We believe that changing our name to “Polomar Health Services, Inc.” is more in line with our expected line of business even if the Merger is not consummated, and the potential beneficial effects of the name change are expected to aid us in achieving brand recognition and better position us to obtain future sources of financing.

Effects of the Name Change

The Board shall cause the Certificate of Amendment to change our name from “Trustfeed Corp.” to “Polomar Health Services, Inc.”.

The change of our name will not by itself have any effect on our corporate status or the rights of stockholders, or affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.

We intend to apply for a new ticker symbol and a new CUSIP number of our Common Stock. In the event that the Merger is not consummated with Polomar after we have changed our name to Polomar Health Services, Inc., we expect that we would continue to use the Polomar Health Services, Inc. name or change our name to a new name not related with Polomar in the event we again change our business focus.

Dissenters’ Rights

Pursuant to the NRS, our stockholders are not entitled to dissenters’ rights with respect to the Name Change.

ACTION #2

Amendment to our articles of incorporation to INCREASE AUTHORIZED SHARES OF PREFERRED STOCK

Description of the Company’s Capital Stock

The Existing Articles currently authorizes the maximum number of shares outstanding at any time shall be two hundred ninety five million five hundred thousand (295,500,000) shares, of which two hundred ninety five million (295,000,000) shares are of Common Stock and five hundred thousand (500,000) shares are of preferred stock, all of which are designated as Series A Stock.

Common Stock

Pursuant to the Existing Articles and our Bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock (including the Series A Stock), the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law or, by the Existing Articles of the Corporation, at all meetings of stockholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Existing Articles. The Existing Articles do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, including with respect to the Series A Stock, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, including with respect to the Series A Stock, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our Company available for distribution to such holders.

In the event of any merger or consolidation of our Company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions or sinking fund rights applicable to our Common Stock. There are also no provisions discriminating against any existing or prospective holders of our Common Stock as a result of such security holders owning a substantial amount of securities.

Preferred Stock

Our Existing Articles currently authorizes our board of directors to issue up to 500,000 shares of “blank check” preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes.

Generally

The Board is vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Company; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Company and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution.

The Board is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the Board provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

Before the Company shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the Board, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

Series A Stock

The Board authorized the filing of an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), in or around November 2022, which provides for the issue of a series of Preferred Stock consisting of Five Hundred Thousand (500,000) shares designated as “Series A Convertible Preferred Stock”, and which fixed the rights, privileges, preferences and restrictions and other matters relating to the Series A Stock summarized as follows:

●	Dividends. Subject to a declaration thereof by the Board, each holder (a “Holder” and, collectively, the “Holders”) of the Preferred Shares shall be entitled to a dividend (individually, a “Dividend”, collectively, the “Dividends”) at a rate determined by the Company’s Board of Directors on a pari passu basis with the holders of shares of Common Stock and other classes of preferred shares of the Company, except for those holders of any class of preferred shares which have a preference with respect to the right to receive dividends.

●	Conversion. Series A Stock shall be convertible into shares of Common Stock, as follows:

○	Subject to the provisions of Section 2(c), below, at any time or times, any Holder shall be entitled to convert any whole number of shares of Series A Stock into fully paid and nonassessable shares of Common Stock at the rate of twenty (20) shares of Common Stock for each share of Series A Stock (the “Conversion Rate”).

○	The Conversion Price will be subject to adjustment from time to time upon subdivision or combination of Common Stock, and upon certain other contemplated events as described in the Certificate of Designation.

●	Voting Rights. Except as otherwise provided herein or required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes and the Series A Stock shall be counted on an “as converted” basis times twenty.

●	Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation dissolution or winding up of the Company, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock or the Company of any class junior in rank to the Series A Stock in respect of the preferences as to the distributions and payments upon liquidation, dissolution and winding up of the Company, an amount per share of Series A Stock equal to $0.009 and any accrued but unpaid dividends (such sum being referred to as the “Liquidation Preference”); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders, then each Holder shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a Liquidation Preference. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger off the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No Holder shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution, or winding up of the Company other than the amounts provided for herein, provided that a Holder shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

●	Preferred Rank. All shares of Common Stock shall be of junior rank to all Series A Stock in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series A Stock. Without the prior express written consent of the Holders of not less than sixty percent (60%) of the then outstanding Series A Stock, the Company shall not authorize or issue additional or other capital stock that is of senior or equal rank to the Series A Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the Holders of not less than sixty percent (60%) of the then outstanding Series A Stock, the Company shall not hereafter authorize or make any amendment to the Company’s Articles of incorporation or bylaws or enter into any agreement containing any provisions that would adversely affect or otherwise impair the rights or relative priority of the Holders relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Stock shall maintain their relative powers, designations, determinations and preferences and no merger shall result inconsistent therewith.

●	Restriction on Cash Dividends. Until all the Series A Stock have been converted, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the Holders of not less than sixty percent (60%) of the then outstanding Series A Stock.

●	Vote to Change the Terms of Preferred Share. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Holders of not less than sixty percent (60%) of the then-outstanding Series A Stock, shall be required for any change to the Certificate of Designation or the Articles which would amend, alter, change, or repeal any of the powers, determinations, preferences and rights of the Series A Stock.

The Series A Stock has been approved to be converted into 10,000,000 shares of Common Stock, expected in August 2024, at which time there will be no further shares of Series A Stock issued or outstanding.

General

As approved by the Board unanimously and by the Consenting Stockholder, the Company’s Board is authorized to amend the Existing Articles to increase the number of shares of Preferred Stock which we are authorized to issue to 5,000,000, and as a result the aggregate number of shares which we shall have authority to issue, with the Common Stock, shall be 300,000,000 shares. The terms of the additional shares of Preferred Stock will be identical to those of the currently authorized shares of “blank check” preferred stock (but not necessarily the Series A Stock). This amendment and the creation of additional shares of authorized Preferred Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock and Preferred Stock will remain unchanged under this amendment. The Authorized Stock Increase will be effected through an amendment to the Existing Articles pursuant to the terms and conditions of the Certificate of Amendment.

Consent Required

Approval of the Authorized Stock Increase required the consent of the holders of a majority of the outstanding shares of Common Stock and Series A Stock entitled to vote, voting as a single class. As of the Voting Record Date, the Consenting Stockholder owned a total of 90,437,591 shares of Common Stock and 500,000 shares of Series A Stock representing 10,000,000 votes, in the aggregate representing approximately 84.3% of the votes that could be cast by the holders of our outstanding Common Stock and Series A Stock as of the Voting Record Date. The Consenting Stockholder has given its written consent to the Authorized Stock Increase and accordingly, the requisite vote approval of the Authorized Stock Increase was obtained.

Reasons for the Authorized Stock Increase

We anticipate that we may, in the future, attempt to raise additional capital from the sale of shares of our Preferred Stock. These actions, if they were to occur, of which there can be no assurance, will require the issuance of additional shares of our Preferred Stock. We believe that now is an appropriate time to increase our authorized shares of capital stock so that we will have flexibility in structuring future transactions. We have no definitive plans or arrangements to issue any such shares, although the Company evaluates from time to time potential transactions that may result in the issuance of shares, such as the Merger. Any such use or issuance of our shares would be regardless of whether this proposal is effected.

The disadvantages of increasing our authorized “blank check” Preferred Stock include:

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our Board. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any other provisions in the Existing Articles, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

●	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock or Preferred Stock that may be issued in the future, and therefore, future issuances of Common Stock and/or Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Possible Effects of the Authorized Stock Increase

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The purpose of the increase in authorized Preferred Stock is to increase the number of shares available for future issuances. While the increase of our authorized Preferred Stock could, under certain circumstances, have an anti-takeover effect, we do not have in place anti-takeover mechanisms or defenses which may have an anti-takeover effect. The increase in the authorized number of shares of our Preferred Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Preferred Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our Preferred Stock may also have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock, and such issuance may not require stockholder approval. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our Common Stock may increase.

The Authorized Stock Increase could have a dilutive effect on a stockholder’s voting power. Although an increase in the authorized number of shares of Preferred Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination with another company), the Company is not proposing the Authorized Stock Increase in response to any effort to accumulate stock or to obtain control of the Company by means of a merger, tender offer, or solicitation in opposition to management.

A table illustrating the effect of the Authorized Stock Increase on the Common Stock is as follows:

	Authorized Preferred Stock	Issued and Outstanding Preferred Stock		Available Preferred Stock for Issuance

Before Authorized Stock Increase	500,000	500,000		–

After Authorized Stock Increase	5,000,000	500,000	(1)	4,500,000	(1)

(1)	Assumes the issued and outstanding shares of Series A Stock are not converted into Common Stock in accordance with their terms, which is condition to consummate the Merger. The Series A Stock has been approved to be converted into 10,000,000 shares of Common Stock, expected in August 2024.

The reason to increase the authorized Preferred Stock of the Company to five million (5,000,000) shares is not attributable to a specific or anticipated transaction or series of transactions. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in authorized Preferred Stock. The reason for the increase in the authorized number of Preferred Stock is to be able to use the additional Preferred Stock as a tool to attract investors in the Company and/or companies to engage in mergers and acquisitions with the Company. The Board of Directors does not currently have any plans to designate or issue any class or series of Preferred Stock.

Dissenters’ Rights

Pursuant to the NRS, our stockholders are not entitled to dissenters’ rights with respect to the Authorized Stock Increase.

ACTION #3

REVERSE STOCK SPLIT

General

Our Board and Consenting Stockholder have approved the Reverse Stock Split to make adjustments to its capitalization to make the Company more attractive to potential merger candidates, employees and investors, and the Board and the Consenting Stockholder have determined that it is in the best interests of our stockholders in general to effect the Reverse Stock Split in a ratio of 1-for-10 (the “Reverse Stock Split Ratio”). Although the Action to effect the Reverse Stock Split has been prompted by the Merger, the potential beneficial effects of the Reverse Stock Split to the Company and its stockholders apply regardless of whether the Company enters into the Merger or not, Polomar waived the requirement to the Reverse Stock Split as a closing condition and, accordingly, the Reverse Stock Split is not contingent on the Merger in any way and the Merger is not contingent on the Reverse Stock Split in any way.

The Reverse Stock Split, as approved by the Consenting Stockholder, will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, or at the later time set forth in the Certificate of Amendment, subject to the approval of FINRA. The filing may occur any time after 20 days from the date of completion of mailing of this Information Statement to our stockholders of record as of July 16, 2024. The exact timing of the Certificate of Amendment will be determined by our Board based on its evaluation as to if and when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed, although it does not intend to so abandon at this time.

We do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split other than approximately 35.7 million shares to the Polomar owners as a result of the planned consummation of the Merger.

The proposed form of amendment to our Existing Articles to effect the Reverse Stock Split is attached as Appendix A to this Information Statement.

Reasons for Proposed Amendment

The Reverse Stock Split is a condition to closing the Merger pursuant to the Merger Agreement, and is required to provide the accurate number of shares of our Common Stock to the owners of Polomar so that, immediately upon the effectiveness of the Merger, such owners would collectively own 75% of the issued and outstanding shares of our Common Stock pursuant to the Merger Agreement. However, Polomar has waived that closing condition and intends to consummate the Merger even if the Reverse Stock Split is not effected; however, the number of shares the Company will issue at the closing of the Merger will be adjusted accordingly to keep the 75% ownership threshold pursuant to the Merger Agreement.

The Board also believes that the current low per share market price of our Common Stock has a negative effect on the marketability of our existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for our Common Stock, which may help to alleviate some of these problems.

However, the effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the prescribed initial listing minimum bid price for a sustained period of time. The market price of our Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, as to which no assurance can be given, the Board believes this increase may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS INFORMATION STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF OPTIONS AND WARRANTS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Implementation and Effects of the Reverse Stock Split

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion (although it has no intention at this time to so abandon), the Reverse Stock Split would have the following effects:

●	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the Reverse Stock Split Ratio;

●	the number of shares of the Common Stock underlying Series A Stock issued and outstanding will be reduced proportionately;

●	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of any and all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

●	The number of authorized shares of Common Stock shall not change.

The table set forth below illustrates the Company’s capitalization subsequent to the Reverse Stock Split. This model is based on the total number of shares issued and outstanding as of the Notice Record Date and gives effect to the Reverse Stock Split, as well as shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of any and all promissory notes, options and warrants.

Reverse Stock Split Ratio	Shares of Common Stock issued and outstanding following the Reverse Stock Split (1)	Shares of Common Stock issuable upon the conversion/exercise of promissory notes, options and warrants following the Reverse Stock Split	Shares of Common Stock available for future issuance following the Reverse Stock Split (1)
1:10	11,913,804	–	283,086,196

(1)	Assumes the conversion in full of all issued and outstanding shares of Series A Preferred Stock prior to the effective date of the Reverse Split, and does not take into account the planned issuance of approximately 35.7 million shares of our Common Stock upon consummation of the Merger.

ACTION #4

CERTIFICATE OF AMENDMENT

Adoption of the Certificate of Amendment

In connection with Actions 1, 2 and 3, the Board believes that it is in the best interest of the stockholders to adopt the Certificate of Amendment attached hereto as Appendix A. The Certificate of Amendment will incorporate the Amendments set forth in the Actions set forth above and other than Actions 1, 2 and 3, the Certificate of Amendment does not incorporate any other material changes.

The principal reason for adopting the Certificate of Amendment is to incorporate all amendments into one document, however, the Company reserves the right to instead file one or more amendments to the Existing Articles to effect the relevant Actions instead of filing the Certificate of Amendment.

Dissenters’ Rights

Pursuant to the NRS, our stockholders are not entitled to dissenters’ rights with respect to the Certificate of Amendment.

ACTION #5

ADOPTION OF 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

Introduction

The Board and the Consenting Stockholder approved and adopted the 2024 Equity and Incentive Compensation Plan (the “Incentive Plan”) on July 11, 2024, but it shall not be effective unless and until immediately after the consummation of the Merger and the implementation of the Reverse Stock Split. Although the Action to adopt the Incentive Plan has been prompted by the Merger, the potential beneficial effects of the Incentive Plan to the Company and its stockholders apply regardless of whether the Company enters into the Merger or not and, accordingly, the Incentive Plan is not contingent on the Merger in any way.

The Incentive Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to the Company’s employees, consultants and directors, which will align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to the Company’s financial success. The Board believes that the Incentive Plan will serve a critical role in attracting and retaining high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.

Background

We believe that equity awards are compensation elements critical to attracting and retaining employees, directors and other key service providers of the Company and its subsidiaries and providing such persons with incentives and rewards for performance.

In connection with our planned business focus and opportunities, including with respect to the proposed Merger and the entering into of the License Agreement, the Board considered our anticipated future equity needs. Subject to adjustment upon the occurrence of various corporate events as described in the 2024 Plan and the automatic reset at January 1 each year as further described below, the aggregate number of shares reserved for issuance under the 2024 Plan is 5,000,000 shares (taking into account the Reverse Stock Split). Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan.

The number of shares that we may use in any fiscal year for equity awards under the 2024 Plan is subject to variance based on many factors, including our decisions on long term incentive plan program design and performance, the market price of our common stock and the possibility of an increase in eligible employees due to growth. Our Board believes that the 2024 Plan, including the number of shares available for issuance thereunder, represents a reasonable amount of potential additional equity dilution.

We believe that the 2024 Plan will enable us to grant equity awards to key individuals and be competitive with our planned industry peers, including with respect to recruiting, retaining, and motivating those individuals who are or may be critical to our success. The adoption of the 2024 Plan also allows us to use equity incentive awards instead of solely cash awards, which would more likely align the interests of our executives and key individuals with those of our shareholders.

Summary of the 2024 Plan

Purpose. The purpose of the 2024 Plan is to attract and retain officers, non-employee directors, consultants, independent contractors and other key employees of the Company and its subsidiaries and to provide such persons with incentives and rewards for performance.

Administration. The 2024 Plan will be administered by the Compensation Committee of the Board or any other committee of the Board that the Board designates to administer the 2024 Plan, or the full Board in the event no such committee is designated (the “Committee”). Subject to certain restrictions set forth in the 2024 Plan, the Committee may from time-to-time delegate all or any part of its authority under the 2024 Plan to one or more of its members, one or more Company officers or to one or more agents or advisors. However, the Committee may not delegate such responsibilities to officers for awards granted to persons who are officers, non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee’s interpretation or construction of any 2024 Plan provision will be final and conclusive, including any agreement, certificate, resolution or other evidence that sets forth the terms and conditions of 2024 Plan awards.

Eligibility. Any person who is selected by the Committee to receive benefits under the 2024 Plan, and who is at that time an officer or other key employee, consultant or independent contractor of the Company or any of its subsidiaries, including non-employee directors (each a “participant” and together the “participants”), is eligible to participate in the 2024 Plan. As of July 31, 2024, we had one part-time employee who is also our sole executive and a director, and an independent director, each of which would be eligible to participate in the 2024 Plan. Independent contractors may also become eligible to participate in the 2024 Plan.

Shares Authorized for Issuance. Subject to adjustments provided in the 2024 Plan, the maximum number of shares of our common stock that may be issued or transferred in connection with 2024 Plan awards is limited to 5,000,000 (taking into account the Reverse Stock Split) shares, plus shares that may become available by virtue of acquiring a company with a pre-approved plan as described further below. Shares issued under the 2024 Plan may be of original issuance, treasury shares or a combination of both. The aggregate number of shares of common stock available under the 2024 Plan will be reduced by one share of common stock for every one share of common stock subject to a 2024 Plan award. A maximum of 100,000 shares of common stock, in the aggregate, can be granted in respect of “incentive stock options” as defined in Section 422 of the Code (“incentive stock options”). Shares issued or transferred in substitution for, in conversion of or in connection with the assumption of awards relating to an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries may become available under the 2024 Plan. The same may apply for shares available under certain plans that we or our subsidiaries may assume from another entity in connection with corporate transactions. In either case, such shares will not reduce the number of shares available for issuance under the 2024 Plan or be added to the share limits under the 2024 Plan if such award is canceled or forfeited, expires or is settled for cash (in whole or in part).

The aggregate number of shares authorized to be awarded will automatically increase on January 1 of each year, and ending on (and including) January 1, 2033, in an amount equal to 10% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, excluding for this purpose any such outstanding shares that were granted under the 2024 Plan and remain nonvested and subject to forfeiture as of the relevant December 31. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares than provided herein.

Share Recycling. Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan. Shares tendered or otherwise used as payment for options, shares withheld to satisfy tax obligations, and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options will not be added back to the aggregate number of shares available for issuance under the 2024 Plan.

Individual Limitations. The 2024 Plan provides for the following individual limitations, subject to adjustment provided in the 2024 Plan: (1) a maximum of 200,000 shares of common stock, in the aggregate, can be granted to an individual in respect of stock options or stock appreciation rights (“SARs”) during any calendar year; (2) no non-employee director can receive grants that, in the aggregate, exceed $1,000,000 in any calendar year; and (3) the grant price of any incentive stock options granted during a calendar year cannot exceed $100,000 for any participant.

Minimum Vesting Period. Unless otherwise specified in an award agreement to the contrary, no awards will vest until a minimum of six months has passed from the date of grant.

Types of 2024 Plan Awards. Under the 2024 Plan, we may grant option rights (or stock options, including incentive stock options), SARs, restricted shares, restricted stock units (“RSUs”), cash incentive awards, performance shares, performance units and certain other awards based on or related to our common stock. The 2024 Plan also provides that awards may be granted subject to certain terms and provisions, including the achievement of certain specified management objectives. Additionally, such terms and provisions may include required periods of continuous service by the participant and may provide for the earlier exercise or vesting, including in the case of retirement, death or disability of the participant or in the event of a change in control (as defined in the 2024 Plan).

●	Stock Options. A stock option is a right to purchase shares of common stock at a given price upon exercise of the right. 2024 Plan stock options may consist of incentive stock options, non-qualified stock options or a combination of both. Incentive stock options may only be granted to employees of the Company or its subsidiaries. Incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the market value per share on the date of grant, with additional requirements in the case of incentive stock options for 10% shareholders. Each grant will specify the form of consideration to be paid to satisfy the exercise price. The exercise of a stock option will result in the cancellation of any associated tandem SAR. No 2024 Plan stock option may provide for dividends or dividend equivalents.

●	Stock Appreciation Rights. The Committee may grant SARs, which are rights to receive an amount expressed as a percentage of the spread between the exercise price of such right and the value of the shares of common stock (not exceeding 100%) at the time of exercise. An SAR can take the form of a “tandem appreciation right” which is granted simultaneously with a stock option grant under the 2024 Plan or a “free-standing appreciation right” which is not connected to any other award. Each award agreement for a grant of SARs will identify any related stock options and contain such other terms and provisions, consistent with the 2024 Plan, as the Committee may approve. The base price of a free-standing appreciation right will be equal to or greater than the fair market value of a share of common stock on the date of grant, with limited exceptions. Tandem appreciation rights will provide that they may be exercised only at a time when the related stock option is also exercisable and at a time when the spread is positive. No 2024 Plan SARs may provide for dividends or dividend equivalents.

●	Restricted Stock. Restricted stock grants are direct grants of common stock, subject to restrictions. Each grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of common stock on the date of grant. Restricted stock entitles a participant to dividends, voting and other ownership rights, subject to a substantial risk of forfeiture and other restrictions on transfer for a period of time or until certain performance objectives are achieved, in each case as determined by the Committee. Any grant of restricted stock may require that any dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred or reinvested in additional shares of restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid contingent upon, the achievement of the applicable performance objectives.

●	Restricted Stock Units. RSU grants are an agreement by the Company to deliver shares of common stock, cash or a combination, subject to the fulfillment of such conditions during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of common stock on the date of grant. During the restriction period, the participant does not have any ownership interest in the common stock underlying the award and cannot transfer the shares or exercise any voting rights. Rights to dividend equivalents may be made part of any RSU award at the discretion of the Committee. However, dividend equivalents or other distributions on shares of common stock underlying the RSUs with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid upon, the achievement of the applicable performance objectives.

●	Cash Incentive Awards, Performance Shares and Performance Units. Cash incentive awards, performance shares, and performance units may also be granted under the 2024 Plan. A performance share is a bookkeeping entry that records the equivalent of a share of common stock, and a performance unit is a bookkeeping entry of the right to receive one share of common stock subject to vesting conditions based on the achievement of one or more objectives set forth in an award agreement. Each grant will specify the number or amount of performance shares or performance units or the amount payable with respect to a cash incentive award being awarded. These awards become payable to participants based upon the achievement of specified objectives and such other terms and conditions as the Committee determines at the time of grant. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, shares of common stock, restricted stock or RSUs or in any combination of the same. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant earning the subject performance shares.

●	Other Awards. The Committee may, subject to limitations under applicable law and under the 2024 Plan, grant to any participant shares of common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares of common stock. These other awards could include, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or specified affiliated companies or business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of common stock, the value of affiliated companies’ securities or the performance of affiliated companies or other business units. The terms and conditions of any such awards will be determined by the Committee. In addition, the Committee may grant cash awards, as an element of or supplement to any awards granted under the 2024 Plan. The Committee may also grant shares of common stock as a bonus or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2024 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee, in a manner than complies with Section 409A of the Code.

Change in Control. Award agreements under the 2024 Plan may provide for accelerated vesting, early exercise or lapsed or modified restrictions, as applicable, in the event of a change in control. The Board has the right to make any determinations as it considers appropriate in the circumstances upon a change in control to ensure the fair treatment of participants including with respect to vesting provisions, subject to the requirements of Section 409A of the Code. In general, a “change in control” will be deemed to have occurred if: (a) any person or group acquires beneficial ownership of more than 50% of the outstanding shares or of the voting power of the outstanding shares; (b) any consolidation or merger involving the Company occurs that does not result in Company shareholders being majority shareholders of the surviving or continuing corporation; (c) any transfer of substantially all of the assets of the Company, other than to an entity (or entities) in which the Company or its shareholders immediately following such transaction beneficially own a majority interest; or (d) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company.

Transferability of Awards. Except as otherwise provided by the Committee, no 2024 Plan award or dividend equivalents paid with respect to 2024 Plan awards will be transferable by a participant except by will or the laws of descent and distribution. In no event will any 2024 Plan award be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by them or, in the event of the participant’s legal incapacity to do so, by their guardian or legal representative. The Committee may specify on the grant date that all or part of the shares of common stock that are subject to 2024 Plan awards will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions. The Committee will make or provide for adjustments in 2024 Plan award terms, as the Committee in its sole discretion, exercised in good faith, determines to be equitably required to prevent dilution or enlargement of participants’ rights. Such changes in rights can result from: (a) stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the Company’s capital structure; (b) mergers, consolidations, spin-offs, reorganizations, partial or complete liquidations or other distributions of assets, issuances of rights or warrants to purchase securities; or (c) any other corporate transaction or event having a similar effect. If any such transaction or event, or a change in control, occurs, the Committee may provide alternative consideration (including cash), if any, in substitution for any or all outstanding 2024 Plan awards as it will in good faith determine to be equitable under the circumstances.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company, shareholder approval is required to amend the terms of outstanding 2024 Plan awards to (1) reduce the exercise price or base price of outstanding stock options or SARs or (2) cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a lower exercise price or base price, as applicable, than the original. The 2024 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs without shareholder approval, and such provision itself may not be amended without approval by shareholders.

Detrimental Activity and Recapture. Award agreements may include additional provisions for cancellation or forfeiture of awards or the forfeiture and repayment of any gain related to an award in the event the participant engages in detrimental activity. Awards granted under the 2024 Plan are subject to the Company’s Dodd-Frank Clawback Policy, as well as any Company policy regarding the recovery of erroneously-granted compensation.

Grants to Non-U.S. Based Participants. The Committee may provide for special terms for awards to participants who are foreign nationals, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, and may establish sub-plans to effectuate these accommodations.

Amendment and Termination of the 2024 Plan. The Board may amend the 2024 Plan from time to time in whole or in part. However, if any amendment would (1) materially increase the benefits accruing to participants under the 2024 Plan, (2) materially increase the number of shares that may be issued under the 2024 Plan, (3) materially modify the requirements for participation in the 2024 Plan or (4) otherwise require shareholder approval to comply with applicable law or the rules of the stock exchange on which the Company’s common stock is then listed, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Further, subject to the 2024 Plan’s prohibition on repricing, the Committee may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2024 Plan, no such amendment may be made that would impair the rights of any participant without such participant’s consent. The Board may terminate the 2024 Plan at any time in its discretion. Termination of the 2024 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

U.S. Federal Income Tax

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2024 Plan based on US federal income tax laws currently in effect. This summary is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received, and the capital gains/loss holding period for such shares will also commence on such date.

Nonqualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally ordinary income will be recognized in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will generally be entitled to a corresponding deduction, subject to deduction limitations.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND VESTING OR EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY TO WHICH THE SERVICE PROVIDER MAY BE SUBJECT.

New Plan Benefits

A new plan benefits table for the Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Incentive Plan if the Incentive Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Incentive Plan will be made at the Board or Committee’s discretion, subject to the terms of the Incentive Plan. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable at this time.

Dissenters’ Rights

Pursuant to the NRS, our stockholders are not entitled to dissenters’ rights with respect to the Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 31, 2024 with respect to the holdings of:

●	each person known to us to be the beneficial owner of more than 5% of the Common Stock;

●	each of our directors, nominees for director and named executive officers; and

●	all directors and executive officers as a group.

To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Except as otherwise indicated, the address of each of the persons named in the table below is c/o Trustfeed Corp., 10940 Wilshire Boulevard, Suite 705, Los Angeles, CA 90024.

Name and Address of Beneficial Owners	Shares of Common Stock Beneficial Owned(1)	Percent of Shares of Common Stock Beneficially Owned(1)
Terrence M. Tierney	–	–%
Gabriel Del Virginia	–	–
CWR 1, LLC (2)	100,437,591	84.3%
Daniel Gordon (2)	100,437,591	84.3%
All directors and executive officers as a group (1 person)	–	–%

(1)	The percentage of Common Stock beneficially owned is based on 109,138,049 shares of Common Stock issued and outstanding, and 500,000 shares of Series A Stock issued and outstanding, each of which convert into twenty shares of Common Stock, as of the Notice Record Date. There were no issued or outstanding options, warrants, or other rights to acquire shares of Common Stock at the Notice Record Date.
(2)	Represents 90,437,591 shares of Common Stock and 10,000,000 shares of Common Stock underlying 500,000 Series A Stock owned by CWR 1, LLC (“CWR”). CWR is an affiliate of Daniel Gordon and of GLD Partners, LP. (“GLDLP”). Daniel Gordon is the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

INTERESTS OF CERTAIN PERSONS IN THE ACTIONS

To our knowledge, our sole officer and our directors have no interest in the Actions as he does not own any shares of our Common Stock or Preferred Stock.

COSTS AND MAILING

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1. Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2024;

2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 15, 2024;

3. Our Current Reports on Form 8-K filed with the SEC on July 2, 2024, July 5, 2024, July 17, 2024 and July 23, 2024; and

4. The description of our common stock in our Registration Statement on Form 10 filed with the SEC on May 31, 2023, including any amendment thereto or report filed for the purpose of updating such description.

You may read and copy any reports, statements or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov.

We will provide without charge to each person, including any beneficial owners, to whom this Information Statement is delivered, within one day of his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this Information Statement but not delivered with this Information Statement, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

Trustfeed Corp.

10940 Wilshire Boulevard

Suite 705

Los Angeles, CA 90024

212.245.3413

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Information Statement, to us at Trustfeed Corp., 10940 Wilshire Boulevard, Suite 705, Los Angeles, CA 90024; Attention: Terrence M. Tierney.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

APPENDICES

The following documents are appended to this Information Statement:

Appendix A	Certificate of Amendment to the Articles of Incorporation

Appendix B	2024 Equity and Incentive Compensation Plan

Appendix A

Certificate of Amendment to the Articles of Incorporation

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT- USE DARK INK ONLY - DO NOT HIGHLIGHT

1.	Entity Information: Name of entity as on file with the Nevada Secretary of State:

Trustfeed Corp. Entity or Nevada Business Identification Number (NVID):

2.	Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☐           Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type

3.	3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 – Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box)

☐ incorporators

☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 84.30%

Or ☐ No action by stockholders is required, name change only.

☐

Officer’s Statement (foreign qualified entities only)

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ Other: (specify changes)

☐ Dissolution

☐ Merger

☐ Conversion

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

4.	Effective date and time: (optional)	Date: ____________________	Time: ______________________
(must not be later than 90 days after the certificate is filed)

5.	Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☒ Other.

The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary) New Section 3 to Article IV, to effect reverse stock split

5.	Signature: (required)

X
Signature of Officer and Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

See attached Addendum

This form must be accompanied by appropriate fees.	Revised: 9/1/2023

Addendum

The Articles of Incorporation of Trustfeed Corp. have been amended as follows:

1. Article I is hereby amended and restated in its entirety to read as follows:

“The name of the corporation is Polomar Health Services, Inc.”

2. Section 1 of Article IV is hereby amended and restated in its entirety to read as follows:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Two Hundred Ninety-Five Million (295,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Five Million (5,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article IV.

3. Article IV is hereby amended to include the following new Section 3:

Section 3. Reverse Stock Split. Subject to the remainder of this Article IV, effective on [_____], 2024 (the “Effective Time”), a reverse stock split of the Common Stock will be effected such that every ten shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be reclassified and converted into one share of Common Stock (the “New Common Stock”), automatically and without any action on the part of the holder thereof, subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

Appendix B

TRUSTFEED CORP.

2024 EQUITY AND INCENTIVE COMPENSATION PLAN

RECITALS:

The Trustfeed Corp. 2024 Equity and Incentive Compensation Plan was adopted by the Board (as defined herein) on July 11, 2024, and approved by the Stockholders of the Company (as defined herein) on July 11, 2024.

1. Purpose. The purpose of this Plan is to attract and retain officers, Non-Employee Directors, consultants, independent contractors and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2. Definitions. As used in this Plan:

(a) “10% Stockholder” means any person who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent of the total combined Voting Power of all classes of stock of the Company or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code.

(b) “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.

(c) “Appreciation Right” means a right granted pursuant to Section 6 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(d) “Award” means an Option Right, Appreciation Right, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, or other award as contemplated by Section 10 of this Plan.

(e) “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company, and unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(f) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(g) “Board” means the board of directors of the Company.

(h) “Cash Incentive Award” means a cash award granted pursuant to Section 9 of this Plan.

(i) “Cause” has the same meaning as “cause” or “for cause” that may be set forth in an Award Agreement or employment, consulting, advisory or similar contract entered into by and between the Participant and the Company or any Affiliate or, in the absence of any such contract or defined terms, means (i) the commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Participant to the detriment of the Company or a Subsidiary or Affiliate; (ii) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary or Affiliate; (iii) conviction of, or entering into a plea of nolo contendere to, a crime constituting a felony or in respect of any fraud or dishonesty; (iv) failure to perform the Participant’s responsibilities, provided that such failure has continued for more than ten days following written notice from the Company or a Subsidiary or Affiliate of such failure; (v) intentional, repeated, or continuing violation of any of the applicable policies or procedures of the Company or any Subsidiary or Affiliate that occurs or continues after notice to the Participant that the Participant has violated such policy or procedure; (vi) any action by the Participant which has a material detrimental effect on the reputation or business of the Company or any of its Subsidiaries or Affiliates; or (vii) any material breach of a written covenant or agreement with the Company or any Subsidiary or Affiliate, including the terms of this Plan or any material breach of fiduciary duty to the Company or any Subsidiary or Affiliate. For purposes of this definition, the Participant shall be considered to have been discharged for Cause if the Company or a Subsidiary or Affiliate determines within thirty days after the Participant’s resignation or discharge that discharge for Cause was warranted.

(j) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(l) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 2 of this Plan consisting solely of no fewer than two Non-Employee Directors or, if there be no such committee, the Board.

(m) “Common Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(n) “Company” means Trustfeed Corp., a Nevada corporation, and its successors.

(o) “Date of Grant” means the date specified by the Committee on which a grant of Awards will become effective (which date will not be earlier than the date on which the Committee (or its authorized delegate) takes action with respect thereto).

(p) “Detrimental Activity” has the meaning set forth in the applicable Award Agreement, or, where not defined in an Award Agreement, means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Subsidiaries or Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its Subsidiaries or Affiliates for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or its Subsidiaries or Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; (v) any action by the Participant which has a material detrimental effect on the reputation of the Company or any of its Subsidiaries or Affiliates; or (vi) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee in its sole discretion.

(q) “Director” means a member of the Board.

(r) “Disability” means, unless defined otherwise in an Award Agreement, as applicable, the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

(s) “Effective Date” means the later of (i) the date this Plan is approved by the Stockholders of the Company and (ii) immediately after the consummation of those certain transactions contemplated by that Agreement and Plan of Merger and Reorganization, dated as of June 28, 2024, by and among the Company, Polomar Acquisition, L.L.C., a Florida limited liability company and wholly owned subsidiary of the Company and Polomar Specialty Pharmacy, LLC, a Florida limited liability company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(u) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with an Option Right.

(v) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(w) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Awards. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. Management Objectives may include, but are not limited to profits, cash flow, returns, working capital, profit margins, liquidity measures, sales, margin, cost initiative and stock price metrics, and strategic initiative key deliverable metrics.

(x) “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on any national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee, which may be the closing price quoted on the OTC Markets or other interdealer quotation system or other listing service. The Committee is authorized to adopt another fair market value pricing method, provided that such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(y) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(z) “Option Price” means the purchase price payable on exercise of an Option Right.

(aa) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 5 of this Plan.

(bb) “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.

(cc) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary; (ii) a person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee, including a consultant or independent contractor; or (iii) a Non-Employee Director.

(dd) “Performance Period” means, in respect of an Award, a period of time established by the Committee within which the Management Objectives relating to such Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, dividend equivalents or other awards contemplated by Section 10 of this Plan are to be achieved.

(ee) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.

(ff) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 9 of this Plan of the right to receive one Common Share subject to vesting conditions based on the achievement of one or more Management Objectives set forth in an Award Agreement.

(gg) “Plan” means this 2024 Equity and Incentive Compensation Plan.

(hh) “Restricted Shares” means Common Shares granted or sold pursuant to Section 7 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ii) “Restricted Stock Units” means an award made pursuant to Section 8 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(jj) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 8 of this Plan.

(kk) “Retirement” shall have such meaning, if any, as may be set forth in an Award Agreement.

(ll) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(mm) “Stockholder” means an individual or entity that owns one or more Common Shares.

(nn) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(oo) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of this Plan that is granted in tandem with an Option Right.

(pp) “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3. Administration of this Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

4. Shares Available Under this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred with respect to Awards made under this Plan will not exceed in the aggregate 5,000,000 Common Shares, plus any Common Shares that become available under this Plan as a result of forfeiture, cancellation, expiration, or cash settlement of Awards, as provided in Section 4(b) below, plus any Common Shares made available to the Company by virtue of acquiring a company with a pre-approved plan as provided in Section 22(b), plus any Common Shares that become available pursuant to Section 4(a)(iii) below. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares available for issuance or transfer under Section 4(a)(i) of this Plan will be reduced by one Common Share for every Common Share issued or transferred upon exercise of an Option Right or Appreciation Right granted under this Plan or issued or transferred in connection with an award other than an Option Right or Appreciation Right granted under this Plan.

(iii) The aggregate number of Common Shares authorized to be awarded under Section 4(a) will automatically increase on January 1 of each year, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2033, in an amount equal to 10 percent (10%) of the total number of Common Shares outstanding on December 31 of the immediately preceding calendar year, excluding for this purpose any such outstanding Shares that were granted under the Plan and remain nonvested and subject to forfeiture as of the relevant December 31. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

(b) Share Counting Rules.

(i) Subject to adjustment as provided in Section 11 of this Plan, if any Common Shares issued or transferred pursuant to an Award granted under this Plan are forfeited, or an Award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), then such Common Shares or the Common Shares underlying such Award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for issuance or transfer under Section 4(a) above.

(ii) Notwithstanding anything to the contrary contained in this Section 4, the following Common Shares will not be added to the aggregate number of Common Shares available for issuance or transfer under Section 4(a) above: (A) Common Shares tendered or otherwise used in payment of the Option Price of an Option Right; (B) Common Shares withheld or otherwise used by the Company to satisfy a tax withholding obligation; and (C) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights.

(c) Limit on Incentive Stock Options. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 100,000 Common Shares.

(d) Individual Participant Limits. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i) No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 200,000 Common Shares during any calendar year.

(ii) No Non-Employee Director will be granted, in any period of one calendar, Awards under this Plan valued in excess of $1,000,000.

(iii) No Participant will be granted Incentive Stock Options valued, in the aggregate, in excess of $100,000, as determined by the Market Value per Share at time of grant, during any calendar year.

(e) Minimum Vesting Period. Except as may be set forth in an Award Agreement, all Awards shall not vest until a minimum of six (6) months has passed from the Date of Grant. During this vesting period, the Participant must continue to provide services to the Company.

5. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 4 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant, provided, however, that, in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Market Value per Share of the Common Shares on the grant date.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 5(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant may specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable, and any such grant may provide for the earlier exercise of such Option Rights, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 6 of this Plan.

(j) Award Agreements for Option Rights shall set forth the term of such Option Rights, provided that no Option Right will be exercisable more than 10 years from the Date of Grant (five years from the Date of Grant in the case of an Incentive Stock Option granted to a 10% Stockholder).

(k) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l) Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Award Agreements for Incentive Stock Options may set forth additional provisions when granted to a 10% Stockholder.

6. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Each grant of Appreciation Rights may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable, and any such grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant, regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e) Regarding Free-Standing Appreciation Rights only:

(i) each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii) successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) no Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

7. Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referenced.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares.

(f) Each grant of Restricted Shares may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the termination of restrictions on such Restricted Shares, and any such grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(g) Any such grant or sale of Restricted Shares may or may not require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that regular dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h) Each grant or sale of Restricted Shares will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares; or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

8. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each grant or sale of Restricted Stock Units may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the termination of restrictions on such Restricted Stock Units, and any such grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that regular dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, and any such grant of Performance Shares, Performance Units or Cash Incentive Award may provide for the earlier lapse or other modification, of the Performance Period, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(c) Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Shares or Restricted Stock Units or in any combination thereof.

(e) Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares or Restricted Shares or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f) The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g) Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

10. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 4 of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards, including any Management Objectives, if applicable. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c) The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) Each grant of an award under this Section 10 may specify the period or periods of continuous services by the Participant with the Company or any Subsidiary that is necessary before such award is earned, vested, or no longer subject to applicable restrictions, and any grant of an award under this Section 10 may provide for the earlier earning or vesting of, or elimination of restrictions applicable to, such award, including in the event of the Retirement, death or Disability of the Participant or a Change in Control.

11. Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Awards, as applicable, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 4(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the then-outstanding Common Shares of the Company;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company that, together with securities held by such person or group, constitutes more than 50% of the total Voting Power of the securities of the Company;

(c) any consolidation or merger to which the Company is a party, if following such consolidation or merger, Stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least a majority of (i) the then-outstanding common stock and (ii) the combined Voting Power of the surviving or continuing corporation;

(d) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions occurring during the twelve-month period ending on the date of the most recent transaction) of substantially all of the assets of the Company, other than to an entity (or entities) of which the Company or the Stockholders of the Company immediately following such transaction beneficially own securities representing at least a majority of (i) the then-outstanding common equity and (ii) the combined Voting Power of the then-outstanding voting securities; or

(e) the Stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

For purposes of any Award or payment that provides for a deferral of compensation under Section 409A of the Code, to the extent the impact of a Change in Control on such award or payment would subject a Participant to additional taxes under Section 409A, a Change in Control for purposes of such Award or payment will mean both a Change in Control (as defined above) and a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

13. Detrimental Activity and Recapture Provisions; Clawback. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any Detrimental Activity. The Committee may also provide in an Award Agreement or otherwise that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Awards granted under this Plan shall be subject to the Company’s Dodd-Frank Clawback Policy, as amended from time to time, as well as any other Company policy regarding the recovery of erroneously-granted compensation. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable laws and any clawback or recoupment policy adopted by the Company from time to time, including but not limited to any policies enacted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Award will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such Award be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by such Participant, or in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units; or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, then unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good-faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the business day following the date that is six months following the date of such separation from service.

(d) If an amount is to be paid under this Plan in two or more installments, each installment shall be treated as a separate payment for purposes of Section 409A of the Code.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted, then such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other Awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment by reason of death, Disability or Retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d) Subject to Section 18(b) hereof, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively. Subject to Section 11 and Section 17, no such amendment will materially impair the rights of any Participant without his or her consent, unless such amendment is necessary to comply with applicable law. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and Awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Nevada.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights, and there will be no further effect on any provision of this Plan.

(d) No Award may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards.

(f) No Participant will have any rights as a Stockholder with respect to any Common Shares subject to Awards granted to such Participant prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

22. Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed, substituted or converted and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4 of this Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 4 of this Plan.

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